EXHIBIT 10.5

                              TERMINATION AGREEMENT

         AGREEMENT entered into as of the 14th day of November, 1999, between Windsor Capital Corp., a Delaware corporation ("Employer") and Joel A. Wolk ("J. Wolk") and Gail Wolk ("G. Wolk") (J. Wolk and G. Wolk are each referred to herein as an "Employee" and are collectively referred to herein as "Employees").

         WHEREAS, Employer employs J. Wolk as its Chief Operating Officer - Tobacconist Division and G. Wolk as its Director of Operations - Tobacconist Division pursuant to an employment agreement with each Employee dated as of January 30, 1998 (each an "Employment Agreement;" collectively, the "Employment Agreements"); and

         WHEREAS, Employer and Employees have agreed to terminate their employment relationships and the Employment Agreements as of this date pursuant to the terms and conditions hereof.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing recitals are true and correct and further agree as follows:

         1. Employees' employment is hereby terminated, and Employees hereby resign as employees and officers of Employer and all of its subsidiaries as of the date hereof. All agreements and contracts relating to such employment and Employees' compensation and benefits, including, but not limited to, the Employment Agreements, between Employer and each Employee are hereby terminated without any further liability or obligation of the parties to each other thereunder except as set forth in this Agreement, subject to payment in full of all amounts due to Employees pursuant to Section 2. Subject to payment in full of all amounts due to Employees pursuant to Section 2, each Employee hereby releases Employer and its subsidiaries and their respective officers, directors, employees, agents and representatives from any and all claims, demands and liabilities whatsoever, whether actual or contingent, existing as of the date hereof, including, but not limited to, any and all liability to each Employee arising out of or in connection with such Employee's employment or the merger and related agreements dated as of January 30, 1998, among Employer, Boynton Tobacconists, Inc., and Employees (collectively, the "Merger"); provided, however, that such release shall not cover any liability arising under this Agreement and shall not affect J. Wolk's rights in his capacity as a shareholder of the Company. All obligations of Employer (if any) in connection with or arising under the Merger are hereby terminated and released.

         2. Employees' salaries, which are set in the Employment Agreements at $125,000 per year for J. Wolk and $75,000 per year for G. Wolk, have been paid through October 31, 1999. On or before November 19, 1999, Employees shall be paid their full salaries for the period from November 1-14, 1999. As a severance benefit, Employer shall pay J. Wolk the sum of $16,827 and G. Wolk the sum of $10,096 ("Severance Pay"), one-half of which shall be paid to each Employee from November 15, 1999, through December 31, 1999, in equal biweekly installments at Employer's normal payroll intervals. On January 3, 2000, Employer shall pay to
J. Wolk and to G. Wolk the other half of the Severance Pay.

         3. The non-competition covenants of each Employee set forth in Section 7 of his or her Employment Agreement shall continue in effect through December 31, 1999. Thereafter, each Employee agrees that he or she will not, directly or indirectly, engage, assist or participate, whether as a director, officer, executive, agent, manager, consultant, partner, owner or independent contractor or other participant, in any retail tobacconist business which operates through the Internet or within a five- mile radius of any store currently being operated by Employer or any of its subsidiaries (each a "Company Store"); provided, however, that this non-competition covenant shall apply only through June 30, 2000, with respect to Internet activities and only through December 31, 2000, with respect to other activities. In the event that a Company Store is closed, then the foregoing non-competition covenant shall be terminated with respect to the five-mile radius of that store. In addition, from the date of this Agreement through December 31, 2000, neither Employee shall directly or indirectly solicit the employment of or a contractual arrangement with or employ or enter into any contractual arrangement with any employee of a Company Store. To the extent that a Company Store is closed, this covenant shall no longer apply with respect to the employees or customers of that store. Employer may assign its rights under this paragraph 3 to purchasers of Company Stores.

         4. Immediately upon the execution of this Agreement, the Employer will pay to J. Wolk $1,991 in reimbursement for insurance monies.

         5. Employer shall reimburse Employees for their reasonable business expenses incurred in connection with Employer's business through the date of this Agreement in accordance with Employer's past practice.

         6. Employer hereby assigns to J. Wolk all of its right, title and interest in and to a refund of approximately $7,233 representing an overpayment of certain taxes by Boynton Tobacconists, Inc. Immediately upon receipt of the refund check, Employer shall pay to J. Wolk the amount of such check.

         7. Employer and its subsidiaries hereby release each Employee from any and all claims, demands and liabilities whatsoever, whether actual or contingent, existing as of the date hereof, including, but not limited to, any and all liability of each Employee to Employer and/or its subsidiaries arising from or in connection with the Merger or his or her employment by Employer or such subsidiaries; provided, however, that such release shall not cover any liability arising under this Agreement or from willful misconduct by either Employee unknown to the Company as of the date of this Agreement. All obligations of the Employees (if any) in connection with or arising under the Merger are hereby terminated and released.

         8. Each Employee represents that he or she has returned to Employer all of Employer's property in his or her possession, custody or control, including, but not limited to, all customer lists, documents and computer-stored information and all copies thereof, and all keys, communication and other equipment and credit cards.

         9. Each Employee agrees that he or she will not, directly or indirectly, divulge, communicate or use to the detriment of Employer or for the benefit of himself, herself or any other person or persons, or misuse in any way, any confidential information, including, but not limited to, customer lists, pertaining to Employer or any of its subsidiaries.

         10. Notwithstanding any provision of this Agreement to the contrary,
(i) Employer shall indemnify and hold harmless each Employee with respect to third-party claims in accordance with Employer's Certificate of Incorporation and By-Laws, and (ii) Employer shall indemnify and hold harmless each Employee with respect to all personal guarantees signed by him or her in connection with leases of property for use by Employer or its subsidiaries, including, but not limited to, the lease of computer equipment and software from Equipment Leasing Corp. All indemnification obligations hereunder shall include the obligation to pay the reasonable attorney's fees and expenses incurred by the indemnified party in defending a claim subject to indemnification. Employer represents and warrants to Employees that J. Wolk is insured pursuant to the Company's current officers and directors liability insurance policy.

         11. Each party agrees to refrain from directly or indirectly making any statements to third parties designed to (i) disparage or otherwise impugn the reputation or character of another party based on any matter occurring or existing on or before the date hereof or (ii) disparage or otherwise impugn the business or financial condition of another party. J. Wolk agrees to cooperate in good faith with Employer and provide through January 3, 2000, such telephonic assistance as Employer may reasonably request in connection with transition issues and any litigation or governmental audits or inquiries which have arisen or may arise involving matters as to which Employees have material knowledge.

         12. The Company shall not issue any press release regarding the transactions set forth in this Agreement without providing to Employees an opportunity, upon reasonable advance notice, to review and comment upon the draft press release.

         13. Prior to signing this Agreement, each Employee has carefully read and understood this Agreement and has either carefully reviewed this Agreement with his or her attorney or voluntarily waived his right to such review with his attorney.

         14. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

         15. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         16. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

         17. All references in this Agreement to "Employer" shall be deemed to include any and all of Employer's direct or indirect subsidiaries to the extent the context may require.

         18. Whenever (i) the singular or plural number or (ii) the masculine, feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally, where the context so requires.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       EMPLOYER:

                                       WINDSOR CAPITAL CORP.

                                       BY:   /S/EUGENE TERRY
                                          -----------------------------------
                                       EUGENE TERRY, CHIEF EXECUTIVE OFFICER

                                       EMPLOYEES:

                                       /S/ JOEL A. WOLK
                                       --------------------------------------
                                                JOEL A. WOLK

                                       /S/ GAIL WOLK
                                       --------------------------------------
                                                GAIL WOLK